Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-264325 and 333-268831) and S-8 (333-258807 and 333-268518) of Synaptogenix, Inc., of our report dated March 21, 2023 relating to our audit of the financial statements of Synaptogenix, Inc. as of December 31, 2022 and for the year then ended which appears in this Form 10-K.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
March 21, 2023